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                                                                   Exhibit 15(k)

                      PERFORMANCE FUNDS DISTRIBUTOR, INC.
                       DEALER AND SELLING GROUP AGREEMENT


Gentlemen:

     We have entered into distribution agreements with the following open-end management investment company: Performance Funds Trust (the "Funds"), under which we are appointed exclusive agent for the sale of capital stock and shares of beneficial interest ("Shares"). As such agent, we offer to sell to you as a member of a Selling Group, Shares of the Funds on the terms set forth below. We are acting as an underwriter within the meaning of Conduct Rule 2830 of the National Association of Securities Dealers, Inc. ("NASD").

     1. You are to offer and sell Shares of the Funds only at the public offering price currently determined by each Fund in the manner described in its Prospectus. This Agreement on your part runs to us and to the Fund and is for the benefit of and enforceable by each.

     2.   You are hereby authorized (i) to place orders with us for Shares and
(ii) to tender Shares to us for redemption.

     3. You have advised us that you are a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member of the NASD. You agree to abide by the Rules of Fair Practice of the NASD. This Agreement is in all respects subject to Conduct Rule 2830 of the NASD Association of Securities Dealers, Inc. which shall control any provisions to the contrary.

     4. We shall not accept from you any conditional orders for the Shares. If payment for the Shares purchased is not received within five days, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss, including loss of profit suffered by the Funds resulting from your failure to make payment as aforesaid), or, at our option, we may sell the Shares ordered back to the Funds (in which case we may hold you responsible for any loss, including loss of profit suffered by the Funds resulting from your failure to make payment as aforesaid), or at our option, we may sell the Shares ordered back to the Funds (in which case we may hold you responsible for any loss, including loss of profit suffered by us resulting from your failure to make payment as aforesaid). Any order by you for the purchase of Shares of the Funds through us shall be executed pursuant to the terms and conditions specified in the Prospectus of each Fund for which an order is made unless rejected by us or that Fund. In addition to the right to reject any order, each Fund has reserved the right to withhold Shares from sale temporarily or permanently.

     5. You will not offer or sell any of the Shares except under circumstances that will result in compliance with the applicable Federal and state securities law and in connection with sales and offers to sell Shares, you will furnish to each person to whom any such sale or offer is made a copy of the applicable then current Prospectus. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provisions of the Securities Act of 1933, or of the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933.
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     6.   No person is authorized to make any representations concerning Shares of the Funds except those contained in the then current Prospectus and printed information issued by each Fund or by us as information supplemental to each Prospectus. We shall supply prospectuses, reasonable quantities of supplemental sales literature, sales bulletins, and additional information as issued. You agree not to use other advertising or sales material relating to the Funds unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current Prospectus for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

     7. In accordance with the terms of the Rule 12b-1 Distribution Plan and Agreement adopted on behalf of the Funds and as we shall from time to time agree with regard to certain Funds, we will pay you a fee each month at an annual rate which shall not exceed that specified in each Fund's current Prospectus based on the daily share value of the preceding month's share balance of each Fund owned by shareholders who purchased their shares through you.

     8. You are to be allowed a discount from the public offering price of Shares purchased by you through us in accordance with an applicable schedule of sales charges as specified in each Fund's current Prospectus. The schedules of sales charges will apply to single purchases, to purchases made under a Letter of Intent and pursuant to Rights of Accumulation, each of which is described in the Prospectus of each Fund.

     9. You agree to respond to investor inquiries concerning the Fund to the best of your ability and to contact all shareholders in the Funds to whom you have sold Shares on a periodic basis to provide them with such information about the Funds as we will reasonably provide to you.

     10. You are obliged to date and time stamp all orders received by you and promptly to transmit all orders to us in time to provide for processing at the offering price next determined in accordance with each Fund's Prospectus. You are not to withhold placing with us orders received from any customer for the purchase of Shares so as to profit yourself as a result of such withholding. You shall not purchase orders already received by you or for your bona fide investment.

     11. If any Share is repurchased by a Fund or is tendered thereto for redemption within seven business days after confirmation by us of the original purchase order from you for such security, you shall forthwith refund to us the full concession allowed to you on the original sale.

     12. You shall not, as principal, purchase any Shares of a Fund from a record holder at price lower than the net asset value next determined by Shares of that Fund. You shall, however, be permitted to sell any Shares of that Fund for the account of a record owner to that Fund at the net asset value currently quoted by or for those particular Shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

     13. In purchasing Shares of a Fund through us, you shall act only as Principal for your own account. You shall purchase Shares of a Fund only through us, except for repurchase of Shares incidental to redemption. In no transaction (whether of purchase or sale) shall you have
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any authority to act as agent for, partner of, or participant in a joint venture with us or with a Fund or any other member of the selling group.

     14. We act solely as agent for the Funds and are not responsible for qualifying the Funds or their Shares for sale in any jurisdiction. We also are not responsible for the issuance, form, validity, enforceability or value of Shares of the Funds.

     15. All communications to us should be sent to the address on the following page. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified you.

     16. Either party to this Agreement may cancel this Agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party of any officer or member thereof, or was mailed post-paid or delivered to a telegraph office for transmission to the other party at his or its address. This Agreement may be amended by us at any time upon time notice to you and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

     17. This Agreement should be executed in duplicate, each of which shall be deemed to be an original. One of the duplicate originals should be returned to us for our file. The Agreement shall be effective as of the date of acceptance by you, but only upon receipt by us of such duplicate original. The Agreement shall be in cancellation of and in substitution for any and all previous Dealer Agreements, but shall not terminate, cancel or release any rights or liabilities accrued thereunder. This Agreement shall be construed in accordance with the laws of the State of New York.


                                        Very truly yours,

                                        PERFORMANCE FUNDS DISTRIBUTOR, INC.

                                        Legal Address:       Mailing Address:
                                        125 West 55th Ave.   3435 Stelzer Road
                                        New York, NY 10019   Columbus, OH 43219

Accepted:                               By:
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                                        Date:
By:                                          -------------------------
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      Officer or Partner

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Print Name

Address:
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